ARC DOCUMENT SOLUTIONS, INC.
2014 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
You have been granted the following Option to purchase Common Stock of ARC Document Solutions, Inc. (the “Company”) under the Company’s 2014 Stock Incentive Plan (the “Plan”):

Name of Optionee:	[Name of Optionee]
Total Number of Option Shares Granted:	[Total Number of Shares]
Type of Option:	Incentive Stock Option
Nonstatutory Stock Option
Exercise Price Per Share:	$
Grant Date:	[Date of Grant]
Vesting Commencement Date:	[Vesting Commencement Date]
Vesting Schedule:	[This Option becomes exercisable with respect to the first 1/3rd of the Shares subject to this Option when you complete 12 months of continuous Service as an Employee or a Consultant from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/3rd of the Shares subject to this Option when you complete each additional 12 months of such Service.]
Expiration Date:	[Expiration Date] This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.
By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement (the “Agreement”), both of which are attached to and made a part of this document.
By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

OPTIONEE:	ARC DOCUMENT SOLUTIONS, INC.

By:
Optionee’s Signature

Title:
Optionee’s Printed Name
ARC Document Solutions, Inc.
Notice of Stock Option Grant

ARC Document Solutions, Inc.
Notice of Stock Option Grant

ARC DOCUMENT SOLUTIONS, INC.
2014 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Tax Treatment	This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.
Vesting	This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional Shares after your Service as an Employee or a Consultant has terminated for any reason.
Term	This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% shareholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.
Regular Termination	If your Service terminates for any reason other than for “Cause” (as defined below), death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.
ARC Document Solutions, Inc.
Stock Option Agreement

Termination for Cause
If your Service is terminated for Cause, then this Option will expire immediately and you shall be prohibited from exercising your Option as of such time.
For this purpose, “Cause” means, with respect to you, the occurrence of any of the following: (i) willful refusal without proper cause to perform (other than by reason of physical or mental disability or death) your duties; (ii) gross negligence, self-dealing or willful misconduct in connection with the performance of your duties, including, without limitation, misappropriation of funds or property of the Company or its Subsidiaries or Affiliates, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or its Subsidiaries or Affiliates, or any willful act or gross negligence having the effect of injuring the reputation, business or business relationships of the Company or its Subsidiaries or Affiliates; (iii) fraud, dishonesty or misappropriation of Company business and assets that harms the business of the Company or its Subsidiaries or Affiliates; (iv) habitual insobriety, abuse of alcohol, abuse of prescription drugs or use of illegal drugs; (v) engaging in any criminal activity involving moral turpitude; (vi) indictment or being held for trial in connection with a misdemeanor involving moral turpitude or any felony; (vii) conviction of a felony or entry into a guilty plea; or (viii) any material breach of any written agreement between you and the Company or its Subsidiaries or Affiliates. The determination that a termination is for Cause shall be made by the Company in its sole discretion.

Death	If your Service terminates because of death, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.
Disability	If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).
Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

ARC Document Solutions, Inc.
Stock Option Agreement

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.
Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained.
Notice of Exercise	When you wish to exercise this Option you must provide a notice of exercise form in accordance with such procedures as are established by the Company and communicated to you from time to time. Any notice of exercise must specify how many Shares you wish to purchase and how your Shares should be registered. The notice of exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.
Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the Shares you are purchasing. Payment may be made in the following form(s):
• Your personal check, a cashier’s check or a money order.
• Certificates for Shares that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering Shares, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Shares issued to you upon exercise of the Option. However, you may not surrender or attest to the ownership of Shares in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.
ARC Document Solutions, Inc.
Stock Option Agreement

•	By delivery on a form approved by the Company of an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares that are issued to you when you exercise this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by providing a notice of exercise form approved by the Company.
•	Any other form permitted by the Committee in its sole discretion.
Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
ARC Document Solutions, Inc.
Stock Option Agreement

Withholding Taxes and Stock Withholding
Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account of obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
ARC Document Solutions, Inc.
Stock Option Agreement

Transfer of Option	In general, only you can exercise this Option prior to your death. You may not sell, transfer, assign, pledge or otherwise dispose of this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not use this Option as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.
However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.
In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.
The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.
Retention Rights	Neither your Option nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.
Shareholder Rights	Your Options carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a shareholder of the Company unless and until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments will be made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.
ARC Document Solutions, Inc.
Stock Option Agreement

Adjustments	The number of Shares covered by this Option and the exercise price per Share shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan.
Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.
Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).
ARC Document Solutions, Inc.
Stock Option Agreement

Miscellaneous
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an Option does not in any way create any contractual or other right to receive additional grants of Options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when Options will be granted, the number of Shares offered, the exercise price and the vesting schedule, will be at the sole discretion of the Company.
The value of this Option shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.
You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

ARC Document Solutions, Inc.
Stock Option Agreement

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in the Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

By signing the cover sheet of this Agreement,
you agree to all of the terms and conditions
described above and in the Plan.
ARC Document Solutions, Inc.
Stock Option Agreement

ARC DOCUMENT SOLUTIONS, INC.
2014 STOCK INCENTIVE PLAN
NOTICE OF CASH EXERCISE OF STOCK OPTION

OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:
OPTION INFORMATION:

Date of Grant:	_______________, 20__	Type of Stock Option:
Exercise Price per Share: $______________	Nonstatutory (NSO)
Total number of Shares of ARC Document Solutions, Inc. (the “Company”) covered by option: __________	Incentive (ISO)
Number of Shares of the Company for which option is being exercised now:           (“Purchased Shares”).
Total exercise price for the Purchased Shares: $
Form of payment enclosed:

Check for $ , payable to “ARC Document Solutions, Inc.”
Name(s) in which the Purchased Shares should be registered:
_______________________________________________________

The certificate for the Purchased Shares should be sent to the following address:	____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________
ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.
2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2014 Stock Incentive Plan and the tax consequences of an exercise.
3.	In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.
4.	In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

ARC Document Solutions, Inc.
Notice of Exercise

SIGNATURE AND DATE:

__, 20__

ARC Document Solutions, Inc.
Notice of Exercise